UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 22, 2023 (August 15, 2023)

TROIKA MEDIA GROUP, INC.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 W 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Redeemable Warrants to acquire Common Shares	TRKAW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 on Form 8-K/A (this “Amended 8-K”) is being filed to amend the disclosure under Item 5.02 of the Current Report on Form 8-K filed by Troika Media Group, Inc. (the “Company”) with the Securities and Exchange Commission on August 15, 2023 (the “Original 8-K”). The purpose of this Amended 8-K is to add as an exhibit the letter received by the Company on August 18, 2023 from Mr. Toama (the “Toama Response Letter”). In the Toama Response Letter, Mr. Toama disputes that the Company had grounds to terminate his employment for “Cause” under the terms of his employment agreement and argues that he is entitled to, among other things described therein, severance and the full amount of his retention bonus. The foregoing summary is qualified in its entirety by reference to the Toama Response Letter, a copy of which is filed as Exhibit 17.1 hereto and which is incorporated by reference herein. The Company strongly disputes Mr. Toama’s characterization of his termination and recitation of certain events. Other than to the extent amended hereby, the disclosure contained in the Original 8-K is unchanged.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
17.1	Toama Response Letter *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain information has been redacted. The Company hereby undertakes to furnish supplemental copies with the redacted information upon request by the U.S. Securities and Exchange Commission.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: August 22, 2023	By:	/s/ Derek Mckinney
(Signature)
Derek McKinney General Counsel and Corporate Secretary